Exhibit 8.1

DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 www.dlapiper.com T 212.335.4500 F 212.335.4501

January 22, 2015

Nexvet Biopharma public limited company

National Institute for Bioprocessing Research and Training

Fosters Avenue, Mount Merrion

Blackrock, Co. Dublin, Ireland

Re: Ordinary Shares of Nexvet Biopharma public limited company

Ladies and Gentlemen:

We have acted as U.S. counsel to Nexvet Biopharma public limited company, an Irish public limited company (the “Company”). The Company has requested that we render this opinion in connection with the registration statement on Form S-1 of the Company (SEC File No. 333-201309) pursuant to the Securities Act of 1933, as amended (the “Act”), originally filed with the U.S. Securities and Exchange Commission on December 30, 2014 (as amended and supplemented, the “Registration Statement”) for the initial public offering of the Company’s ordinary shares, nominal value $0.125 per share (the “Ordinary Shares”).

We have examined the Registration Statement and such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion expressed below. Our opinion below is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such instruments, documents and records. For purposes of our opinion below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion below is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect as of the date hereof. These authorities are all subject to differing interpretations and to change at any time. Our opinion is not binding upon the IRS or the courts, and the IRS is not precluded from successfully asserting a contrary position. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, may adversely affect the accuracy of the conclusions stated herein.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the discussion under the caption “Taxation— Material United States Federal Income Tax Consequences to U.S. Holders” in the Registration Statement, insofar as such discussion constitutes matters of U.S. tax law or legal conclusions, represents our opinion as to the material U.S. federal income tax consequences to U.S. Holders (as defined therein) of the ownership and disposition of the Ordinary Shares.

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law that may hereafter occur. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion has been delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act. It is intended for the benefit of the Company and its shareholders and may not be relied upon for any other purpose or by any other person.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)